UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2006
TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
Ameritrade Holding Corporation
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On January 19, 2006, Joseph H. Moglia and Ameritrade Holding Corporation (“Ameritrade”) entered into an amendment, in the form of an addendum, to Mr. Moglia’s employment agreement. This addendum was entered into pursuant to the requirements of the Agreement of Sale and Purchase, dated June 22, 2005, as amended on October 28, 2005 and December 23, 2005 (the “Purchase Agreement”) by and among Ameritrade and The Toronto-Dominion Bank, a Canadian chartered bank (“TD”), which sets forth the terms and conditions of Ameritrade’s acquisition (the “TD Waterhouse Transaction”) of the United States retail brokerage business of TD Waterhouse Group, Inc.
Specifically, the addendum provides, for purposes of Mr. Moglia’s employment agreement and any applicable stock option agreements, that the TD Waterhouse Transaction will not constitute a “change in control” under Mr. Moglia’s employment and stock option agreements and that Mr. Moglia agrees to waive all rights he may have had under such agreements if the TD Waterhouse Transaction could have constituted a “change in control.” No other terms and conditions of Mr. Moglia’s employment agreement or applicable stock option agreements were modified by this addendum.
Item 2.02 Results of Operations and Financial Condition
On January 25, 2006, Ameritrade released its financial results for its first fiscal quarter ended December 31, 2005. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

99.1	News Release issued by Ameritrade on January 25, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 25, 2006	TD AMERITRADE HOLDING CORPORATION

	By:	/s/ John R. MacDonald

John R. MacDonald
Executive Vice President,
Chief Financial Officer and Chief
Administrative Officer

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